Exhibit 99.1

INDUSTRY VETERANS DAVID HUGHES AND VINCE THOMPSON JOIN SPARK

NETWORKS’® BOARD OF DIRECTORS

LOS ANGELES, Calif., March 10, 2014 — Spark Networks, Inc. (NYSE MKT: LOV), a leader in creating niche-focused brands that build and strengthen the communities they serve, announced today the appointment of David Hughes and Vince Thompson to its Board of Directors, effective immediately.

Following these appointments, Spark Networks’ Board now comprises six directors.

Chairman of the Board and Chief Executive Officer, Greg Liberman, commented, “As technology, media and Internet industry veterans, both David and Vince have significant executive and operating leadership experience, and we are honored to have them join our Board. David’s unique combination of deep experience both in the digital marketing space and with subscription businesses will enable him to add a tremendous amount of value to the company. And, Vince’s expertise in helping scale media organizations as well as his relationships in the digital media world will be extremely helpful to us as we continue to build the content side of our business.”

Mr. Hughes has been Chief Executive Officer of The Search Agency for more than ten years, with direct management of the global digital marketing organization’s Agency and SAAS platform products. Prior to The Search Agency, he held senior management positions at United Online where, during his tenure, he led the corporate development team, developed and ran the company’s user acquisition programs, led the launch of new products and services, and formed key strategic relationships. Prior to joining United Online, he was a Management Consultant with the Boston Consulting Group and an Associate with Mercer Management Consulting. Mr. Hughes is a graduate of Harvard University’s Graduate School of Business Administration, where he was awarded the Dean’s Award for Leadership, and the University of Western Ontario where he earned a Bachelor of Arts with Honors.

Mr. Thompson brings to Spark Networks’ Board of Directors a strong track record of helping media companies scale. He currently serves as Managing Partner of Middleshift Consulting, a firm he established following a number of executive leadership and senior sales roles in both the traditional and digital media industries. Mr. Thompson has served as a consultant to leading Internet organizations including Manta.com, Total Beauty, Napster, The Audience, GumGum and others. He has helped his clients by innovating business models, designing product solutions, architecting sales organizations and establishing business development relationships. During his career, Mr. Thompson’s leadership roles have included, among others, serving as AOL’s Regional VP Sales, AOL’s VP of Capability and Facebook’s VP of Sales in the company’s early days, Mr. Thompson is the author of the bestselling management book, Ignited and holds an MBA from Pepperdine University’s Graziadio School of Business and a Bachelor of Arts from the University of Southern California.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands; continue to depend upon the telecommunications infrastructure and our networking hardware and software infrastructure; estimate on-going general and administrative costs, and obtain financing on acceptable terms. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

For More Information

Investors:

Addo Communications

Laura Bainbridge, Kimberly Esterkin

laurab@addocommunications.com; kimberlye@addocommunications.com

310-829-5400

2